EXHIBIT 15.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

1.   Registration Statement on Form F-3 (File No. 333-9050),

2.   Registration Statement on Form F-3 (File No. 333-123265),

of our report dated January 27, 2006 with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2005.


Mexico, D F                           /s/ Salles, Sainz - Grant Thornton, S. C.
                                        Salles, Sainz - Grant Thornton, S. C.
July 12, 2006                                    By: Hector Bautista